                                                                    EXHIBIT 99.1

                                     ONEIDA
                                  NEWS RELEASE


INVESTOR RELATIONS CONTACTS:                    PRESS CONTACTS:
Andrew G. Church, Chief Financial Officer       Catherine H. Suttmeier, Corporate Public Relations
Oneida Ltd.  (315) 361-3000                     Oneida Ltd. (315) 361-3000


    Oneida Ltd. Reports Improved Operating Income for Second Quarter and Six
    ------------------------------------------------------------------------
                           Months Ended July 30, 2005
                           --------------------------

ONEIDA, N.Y., Sept. 7, 2005 -- Oneida Ltd. (OTCBB: ONEI) today announced operating and financial results for the second quarter and six month period ended July 30, 2005. Operating income for the second quarter was $1.2 million, compared to an operating loss of $(44.2) million during the corresponding period last year. The prior year's operating loss included impairment losses on depreciable and other assets of $(36.7) million, and a $4.8 million gain on the sale of fixed assets. The operating income improvement also reflects the favorable impact of the Company's comprehensive restructuring program. Oneida's restructuring efforts are focused on returning to profitability by reducing the Company's cost structure and transitioning from fixed-cost manufacturing to variable-cost sourcing throughout its product line portfolio, thereby maximizing the Company's competitiveness in today's global marketplace.

Revenues for the second quarter were $79.3 million, compared to $101.3 million in the second quarter of the previous fiscal year. The decline in revenues is partially attributed to the August 2004 sale of Encore Promotions, Inc.; the closure of 22 unprofitable Oneida Home Stores during the previous twelve months; the Company's decision to discontinue certain marginally profitable product lines, including the distribution of common glassware products; and the impact of several large customers opting to dual source a portion of their tabletop product requirements.

Gross margins improved from $21.1 million (20.8% of revenues) during the three month period ended July 31, 2004, to $27.9 million (35.2% of revenues) during the quarter ended July 30, 2005. The improvement was achieved as a result of the March 22, 2005 sale of the Sherrill, N.Y. manufacturing facility; complete outsourcing of the Company's manufacturing operations; product line rationalization; reduction of LIFO valued inventory levels; and a reduction of excess and obsolete inventory write-downs. Operating income was also favorably impacted by the closure of unprofitable Oneida Home Stores; reductions in personnel, employee benefits, general & administrative expenses, and logistics costs.

Net loss for the second quarter ended July 30, 2005 was $(6.8) million, equal to $(0.15) per share, compared to year-ago net loss of $(48.3) million, or $(2.88) per share.

For the first six months of the fiscal year ending January 2006, Oneida's operating income was $6.7 million, on revenues of $169.5 million, compared to an operating loss of $(46.1) million on revenues of $212.6 million during the first half of the prior fiscal year. Net loss was $(10.1) million for the six month period ended July 30, 2005, versus net income of $6.1 million during the corresponding period last year. The prior year's net income included non-recurring income items, totaling $60.7 million, attributed to the net effect of eliminating the Company's post-retirement medical liabilities, termination of the Company's long-term disability plan and freezing the Company's defined benefit pension plans.

Net cash flow provided by operating activities was $4.2 million during the six month period ended July 30, 2005, versus net cash used by operating activities of $(28.7) million during the corresponding period last year. Liquidity under the Company's U.S. revolving credit agreement and available cash balances was $24.0 million at July 30, 2005, increased from $22.2 million and $12.2 million at January 29, 2005 and October 30, 2004, respectively.

ONGOING RESTRUCTURING INITIATIVES AND EXECUTIVE APPOINTMENTS

The following was accomplished since the first quarter ended April 30, 2005:

     o Appointed Foster Sullivan as Senior Vice President and General Manager of Oneida's Foodservice division. Sullivan was most recently Senior Vice President of Oneida's Hotel & Gaming sales group. Prior to joining Oneida in 1996, Sullivan was with THC Systems (acquired by Oneida) and the Edward Don Company, a leading equipment and supply distributor to the foodservice industry.

     o Appointed David Sank as Senior Vice President of Marketing, responsible for establishing Oneida's global marketing vision, and developing strategic marketing plans for the Company's Foodservice, Consumer and International divisions. Sank has held senior marketing and brand management positions in the consumer and foodservice industries, including Cecilware, Kraft Foods, Campbell Soup and General Mills.

     o Substantially completed the closure of Oneida's foodservice distribution facility located in Buffalo, N.Y., and consolidation of the Company's east coast distribution operations into Oneida, N.Y., which is expected to generate additional supply chain savings and service level improvements.

"Oneida has successfully established an international network of world-class suppliers and a streamlined distribution system for bringing our products to market" said Terry Westbrook, President and Chief Executive Officer. "With these important milestones behind us, we are focused on delivering innovative new products and packaging concepts to the marketplace to drive growth in the Company's consumer and food service franchises," said Westbrook.

Oneida is a leading source of flatware, dinnerware, crystal and metal serveware for both the consumer and food service industries worldwide.

Forward Looking Information

With the exception of historical data, the information contained in this Press Release, as well as those other documents incorporated by reference herein, may constitute forward-looking statements, within the meaning of the Federal securities laws, including but not limited to the Private Securities Litigation Reform Act of 1995. As such, the Company cautions readers that changes in certain factors could affect the Company's future results and could cause the Company's future consolidated results to differ materially from those expressed or implied herein. Such factors include, but are not limited to: changes in national or international political conditions; civil unrest, war or terrorist attacks; general economic conditions in the Company's own markets and related markets; availability or shortage of raw materials; difficulties or delays in the development, production and marketing of new products; financial stability of the Company's contract manufacturers, and their ability to produce and deliver acceptable quality product on schedule; the impact of competitive products and pricing; certain assumptions related to consumer purchasing patterns; significant increases in interest rates or the level of the Company's indebtedness; inability of the Company to maintain sufficient levels of liquidity; failure of the Company to obtain needed waivers and/or amendments relative to it's finance agreements; foreign currency fluctuations; major slowdowns in the retail, travel or entertainment industries; the loss of several of the Company's key executives, major customers or suppliers; underutilization of, or negative variances at, some or all of the Company's distribution facilities; the Company's failure to achieve the savings and profit goals of any planned restructuring or reorganization programs; future product shortages resulting from the Company's transition to an outsourced manufacturing platform; international health epidemics such as the SARS outbreak; impact of changes in accounting standards; potential legal proceedings; changes in pension and medical benefit costs; and the amount and rate of growth of the Company's selling, general and administrative expenses.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Thousands of Dollars, except per share data)
                                   (Unaudited)


                                                             For the Three Months Ended       For the Six Months Ended
                                                           July 30, 2005    July 31, 2004  July 30, 2005    July 31, 2004
                                                          ---------------   -------------  -------------    -------------
Revenues:
  Net sales ..............................................   $  78,692       $ 101,020       $ 168,429       $ 211,665

  License fees ...........................................         603             306           1,089             887
                                                             ---------       ---------       ---------       ---------
Total Revenues ...........................................      79,295         101,326         169,518         212,552
                                                             ---------       ---------       ---------       ---------

Cost of sales ............................................      51,408          80,206         109,929         160,460
                                                             ---------       ---------       ---------       ---------


Gross margin .............................................      27,887          21,120          59,589          52,092
                                                             ---------       ---------       ---------       ---------


Operating expenses:
   Selling, distribution and
   administrative expense.................................      25,630          33,567          51,964          66,460
   Restructuring expense .................................         835            (137)          1,176            (137)
   Impairment loss on depreciable assets .................        --            34,016            --            34,016
   Impairment loss on other assets .......................         242           2,700             242           2,700
   (Gain) loss on the sale of fixed assets ...............         (10)         (4,823)           (445)         (4,837)
                                                             ---------       ---------       ---------       ---------
        Total ............................................      26,697          65,323          52,937          98,202
                                                             ---------       ---------       ---------       ---------


Operating income (loss) ..................................       1,190         (44,203)          6,652         (46,110)

Other income .............................................      (1,043)         (2,390)         (1,601)        (66,128)
Other expense ............................................         741           1,764           1,302           4,656
Interest expense including amortization of
deferred financing costs .................................       8,023           3,963          15,982           7,733
                                                             ---------       ---------       ---------       ---------

(Loss) income before income taxes ........................      (6,531)        (47,540)         (9,031)          7,629
Income tax expense .......................................         233             751           1,033           1,535
                                                             ---------       ---------       ---------       ---------
Net (loss) income.........................................   $  (6,764)      $ (48,291)      $ (10,064)      $   6,094
                                                             =========       =========       =========       =========

Preferred stock dividends ................................         (32)            (32)            (64)            (64)
Net (loss) income available to common
shareholders .............................................   $  (6,796)      $ (48,323)      $ (10,128)      $   6,030
                                                             =========       =========       =========       =========

(Loss) income per share
   Net income:
        Basic ............................................   $   (0.15)      $   (2.88)      $   (0.22)      $     .36
        Diluted ..........................................   $   (0.15)      $   (2.88)      $   (0.22)      $     .36



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                           CONSOLIDATED BALANCE SHEETS
                             (Thousands of Dollars)

                                                                                               Unaudited              Audited
                                                                                           July 30, 2005     January 29, 2005
                                                                                           -------------     ----------------
ASSETS
Current assets:
       Cash .........................................................................   $          1,368    $          2,064


       Trade accounts receivables, less allowance for doubtful
           accounts of $3,027 and $3,483, respectively ..............................             51,893              53,226
       Other accounts and notes receivable ..........................................              3,376               1,398
       Inventories, net of reserves of $10,587 and $22,405, respectively ............             96,581             106,951
       Other current assets .........................................................              4,976               3,789
                                                                                        ----------------    ----------------
              Total current assets ..................................................            158,194             167,428
Property, plant and equipment, net ..................................................             17,568              23,149
Assets held for sale ................................................................              5,610               1,263
Goodwill ............................................................................            120,563             121,103
Other assets ........................................................................             12,677              15,869
                                                                                        ----------------    ----------------
              Total assets ..........................................................   $        314,612    $        328,812
                                                                                        ================    ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Short-term debt ..............................................................   $          7,217    $          9,577
       Accounts payable .............................................................             11,902              14,735
       Accrued liabilities ..........................................................             28,137              33,651
       Accrued restructuring ........................................................              1,050                 524
       Accrued pension liabilities ..................................................             17,307              17,667
       Deferred income taxes ........................................................              1,214               1,214
       Long term debt classified as current .........................................                661               2,572
                                                                                        ----------------    ----------------
              Total current liabilities .............................................             67,488              79,940
Long term debt ......................................................................            210,303             204,344
Accrued postretirement liability ....................................................              2,716               2,633
Accrued pension liability ...........................................................             26,474              24,254
Deferred income taxes ...............................................................              9,897               9,087
Other liabilities ...................................................................             12,330              12,173
                                                                                        ----------------    ----------------
              Total liabilities .....................................................            329,208             332,431
Commitments and contingencies
Stockholders' (deficit):
Cumulative 6% preferred stock--$25 par value; authorized 10,000,000 shares,
      issued 86,036 shares, callable at $30 per share respectively ..................              2,151               2,151
Common stock--$l.00 par value; authorized 100,000,000 shares,
       issued 47,781,288 shares for both periods ....................................             47,781              47,781
Additional paid-in capital ..........................................................             84,719              84,719
Retained deficit ....................................................................            (94,126)            (84,062)
Accumulated other comprehensive loss ................................................            (33,552)            (32,639)
Less cost of common stock held in treasury; 1,149,364 shares
         for both periods ...........................................................            (21,569)            (21,569)
                                                                                        ----------------    ----------------
              Total stockholders' (deficit): ........................................            (14,596)             (3,619)
                                                                                        ----------------    ----------------
                   Total liabilities and stockholders' (deficit) ....................   $        314,612    $        328,812
                                                                                        ================    ================

                      CONSOLIDATED STATEMENT OF CASH FLOWS
            FOR THE SIX MONTHS ENDED JULY 30, 2005 AND JULY 31, 2004
                      (Unaudited, in Thousands of Dollars)

                                                                                                     Six months ended
                                                                                             July 30,2005       July 31,2004
                                                                                             ------------       ------------
CASH FLOW PROVIDED BY (USED) FROM OPERATING ACTIVITIES:
  Net income (loss) .................................................................   $        (10,064)   $          6,094
  Adjustments to reconcile net (loss) income to net cash provided by (used in)
    operating activities:
    Non-cash interest (Payment in Kind) .............................................              7,018                --
    (Gain) on disposal of fixed assets ..............................................               (445)             (4,837)
    Depreciation and amortization ...................................................              1,265               4,328
    Deferred income taxes ...........................................................               (448)                798
    Impairment of long lived assets .................................................               --                34,016
    Impairment of other assets ......................................................                242               2,700
    Inventory write-downs ...........................................................               --                 9,519
    Pension plan amendment ..........................................................               --                 2,577
    Post retirement health care plan amendment ......................................               --               (63,277)
   (Increase) decrease in working capital:
                                                                                                    (566)             (1,798)

    Receivables .....................................................................              9,402               5,022
    Inventories
    Other current assets ............................................................              1,020                 878
    Other assets ....................................................................              1,018                 851
    Decrease in accounts payable ....................................................             (2,866)             (8,410)
    Decrease in accrued liabilities .................................................             (2,356)            (12,807)
    Increase (decrease) in other liabilities ........................................                985              (4,358)
                                                                                        ----------------    ----------------
      Net cash provided (used) by operating activities ..............................              4,205             (28,704)
                                                                                        ----------------    ----------------

CASH FLOW FROM INVESTING ACTIVITIES:
  Purchases of properties and equipment .............................................               (783)             (2,906)
  Proceeds from dispositions of properties and equipment ............................              1,402              12,760
                                                                                        ----------------    ----------------

      Net cash provided in investing activities .....................................                619               9,854
                                                                                        ----------------    ----------------

CASH FLOW FROM FINANCING ACTIVITIES:
  Decrease in short-term debt .......................................................             (2,360)               (616)
  Payment of long-term debt .........................................................             (2,970)             11,341

      Net cash (used) provided by financing activities ..............................             (5,330)             10,725
                                                                                        ----------------    ----------------

EFFECT OF EXCHANGE RATE CHANGES ON CASH .............................................               (190)               (164)
                                                                                        ----------------    ----------------

NET (DECREASE) IN CASH ..............................................................               (696)             (8,289)
CASH AT BEGINNING OF YEAR ...........................................................              2,064               9,886
                                                                                        ----------------    ----------------

CASH AT END OF PERIOD ...............................................................   $          1,368    $          1,597
                                                                                        ================    ================

SUPPLEMENTAL CASH FLOW DISCLOSURES:
   Cash paid during the quarter for :
     Interest .......................................................................   $         14,423    $          7,071
                                                                                        ================    ================

CONTACT:

Oneida Ltd. Investor Relations:
Andrew G. Church, Senior Vice President & Chief Financial Officer
(315) 361-3000

Press:
Catherine H. Suttmeier, Corporate Public Relations
(315) 361-3000